UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

MainStreet Bancshares, Inc.

(Exact name of Registrant as specified in its Charter)

Virginia	001-38817	81-2871064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Blvd., Fairfax, VA		22030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 481-4567

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

MAINSTREET BANCSHARES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

MainStreet Bancshares, Inc. filed with the Securities and Exchange Commission (the “Commission”) and the Nasdaq Stock Market an application to register its common stock on the exchange, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). In accordance with Section 12(d) of the Exchange Act, the authorities of the exchange certified to the Commission that they had approved the class of securities for listing and registration. On April 18, 2019, the Commission ordered that the registration on the Nasdaq Stock Market become effective immediately.

On April 22, 2019, the Registrant’s common stock commenced trading on the Nasdaq Capital Market under its symbol ”MNSB.”

For additional information, reference is made to the Registrant’s press release, dated April 22, 2019, which is filed as Exhibit 99.1 to this report and incorporated by reference herein

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed with this report.

No.	Description

99.1	Press Release, dated April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINSTREET BANCSHARES, INC.

Date: April 23, 2019	By:	/s/ Jeff W. Dick
Jeff W. Dick
Chairman and Chief Executive Officer
(Duly Authorized Officer)